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                                                                   EXHIBIT 23(F)

                           INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Stuart Amusement Company:

We consent to the incorporation by reference in the registration statement on Form S-3 of Premier Parks Inc. and Six Flags Entertainment Corporation of our report dated December 10, 1996, except as to the last sentence of the third paragraph of note 3, which is as of December 24, 1996, relating to the consolidated balance sheets of Stuart Amusement Company and subsidiaries as of September 30, 1996 and 1995, and the related consolidated statements of operations, changes in common and other stockholders' equity, and cash flows for each of the years in the three-year period ended September 30, 1996, which report appears in the registration statement on Form S-2 (Registration No. 333-16573) of Premier Parks Inc. and to the reference to our firm under the heading "Experts" in the Prospectus.

                                          KPMG Peat Marwick LLP

Springfield, Massachusetts
February 25, 1998